UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2006

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on From 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On June 6, 2006, Ferro Corporation ("Ferro") entered into a new credit agreement among Ferro, Credit Suisse, as Term Loan Administrative Agent, National City Bank, as Revolving Loan Administrative Agent and Collateral Agent, KeyBank National Association, as Documentation Agent, and various financial institutions as lenders. The new credit agreement replaces the prior credit agreement that was entered into in August 2001. Certain of Ferro’s U.S. subsidiaries have guaranteed Ferro’s obligations under the new credit agreement. Pursuant to a Pledge and Security Agreement with National City Bank, as collateral agent, such obligations are secured by substantially all of the assets of Ferro and those U.S. subsidiaries (the primary exception being the receivables sold as part of Ferro’s asset securitization program) and by a pledge of 100% of the stock of most of Ferro’s U.S. subsidiaries and 65% of the stock of most of Ferro’s foreign subsidiaries.

The new credit agreement provides for a $250 million secured revolving line of credit and $450 million in term loans. Ferro has an option to add up to $50 million to the revolving credit facility once Ferro’s Forms 10-Q and Form 10-K for fiscal year 2005 have been filed with the Securities and Exchange Commission ("SEC"). The five-year revolving credit facility will be used for working capital and general corporate purposes. Up to $95 million of the six-year term loan can be borrowed to refinance Ferro’s existing revolving credit borrowings, and the remaining $355 million of the term loan facility can be borrowed, if needed, to refinance existing long-term notes and debentures issued under Ferro’s two Indentures. The term loans can be drawn at any time during the initial 364 days of the facility and can remain drawn for the remaining portion of the six-year agreement. On June 6, 2006, Ferro borrowed $162 million under the revolving credit facility and $95 million under the term loan facility to replace financing that had been provided by the previous credit facility.

Borrowings under the credit agreement bear interest, at Ferro’s option, at a margin over the London Interbank Offered Rate (LIBOR) or (a) for revolving loans, the base (or "prime") rate established from time to time by National City Bank and (b) for term loans, the base (or "prime") rate established from time to time by Credit Suisse. On June 6, 2006, the margin for revolving loan advances was 1.75% for base rate loans and 2.75% for LIBOR loans, plus an additional 0.50% in each case until Ferro’s reports under the Securities Exchange Act of 1934 for fiscal years 2005 and the first three quarters of 2006 have been filed with the SEC. The margin for term loan borrowings is a fixed percentage of 2.25% for base rate loans and 3.25% for LIBOR loans. Interest on base rate loans is payable quarterly, and interest on LIBOR loans is payable at the end of a predetermined "Interest Period" which may be one, two, three or six months. In addition to interest charges, Ferro will pay a quarterly commitment fee ranging from 0.25% - 0.75% for revolving loans and from 0.75% - 1.50% for term loans.

The credit agreement contains customary restrictive and financial covenants, including covenants regarding Ferro’s outstanding indebtedness and maximum leverage and fixed charge coverage ratios. The credit agreement also contains standard provisions relating to conditions of borrowing. In addition, the agreement contains customary events of default, including the non-payment of obligations by Ferro and the bankruptcy of Ferro. Ferro's pending default for failure to timely file its reports under the Securities Exchange Act of 1934 under the Indentures covering its senior notes does not constitute an event of default under the new credit agreement so long as such default under the Indentures is cured on or before June 5, 2007. If an event of default occurs, all amounts outstanding under the new agreement may be accelerated and become immediately due and payable.

(b) Contemporaneously with the new credit agreement discussed above, on June 6, 2006, Ferro and certain of its subsidiaries entered into a Pledge and Security Agreement in order to grant to the Trustee under Ferro’s two Indentures pledges of the same stock and liens on the same collateral that secures the new credit agreement. These pledges and liens are pari passu with the pledges and liens granted to the lenders under the new credit agreement. On June 6, 2006, National City Bank, as collateral agent, and the Indenture Trustee entered into a Collateral Sharing Agreement to set forth certain rights, limitations and the relative priorities in connection with such shared collateral.

(c) Also on June 6, 2006, Ferro, one of its subsidiaries and Citibank North America amended the terms of Ferro’s $100 million asset securitization program to extend the term of the program until June 5, 2007.

On June 6, 2006 Ferro issued a press release announcing the new credit agreement and the extension of the asset securitization program. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Credit Agreement dated June 6, 2006 among Ferro Corporation, Credit Suisse, Cayman Islands Branch, as Term Loan Administrative Agent, National City Bank, as Revolving Loan Administrative Agent and the Collateral Agent, Keybank National Association, as Documentation Agent, and certain lenders party thereto

Exhibit 10.2: Pledge and Security Agreement dated June 6, 2006 among Ferro Corporation, National City Bank, as Collateral Agent, and certain subsidiaries of Ferro Corporation

Exhibit 10.3: Pledge and Security Agreement dated June 6, 2006 among Ferro Corporation, J.P. Morgan Trust Company, National Association, as Trustee, and certain subsidiaries of Ferro Corporation

Exhibit 10.4: Collateral Sharing Agreement dated as of June 6, 2006, between National City Bank, as Collateral Agent, and J.P. Morgan Trust Company, National Association, as Trustee

Exhibit 10.5: Amendment to Receivables Purchase Agreement dated as of June 6, 2006, among Ferro, Ferro Finance Corporation, CAFCO, LLC, Ferro Electronic Materials, Inc., and Citicorp North America, Inc.

Exhibit 99.1: Press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

June 12, 2006	By:	Thomas M. Gannon

Name: Thomas M. Gannon
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated June 6, 2006 among Ferro Corporation, Credit Suisse, Cayman Islands Branch, as Term Loan Administrative Agent, National City Bank, as Revolving Loan Administrative Agent and the Collateral Agent, Keybank National Association, as Documentation Agent, and certain lenders party thereto
10.2	Pledge and Security Agreement dated June 6, 2006 among Ferro Corporation, National City Bank, as Collateral Agent, and certain subsidiaries of Ferro Corporation
10.3	Pledge and Security Agreement dated June 6, 2006 among Ferro Corporation, J.P. Morgan Trust Company, National Association, as Trustee, and certain subsidiaries of Ferro Corporation
10.4	Collateral Sharing Agreement dated as of June 6, 2006, between National City Bank, as Collateral Agent, and J.P. Morgan Trust Company, National Association, as Trustee
10.5	Amendment to Receivables Purchase Agreement dated as of June 6, 2006, among Ferro, Ferro Finance Corporation , CAFCO, LLC, Ferro Electronic Materials, Inc., and Citicorp North America, Inc.
99.1	Press Release